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                                                                    Exhibit 10.1

                    SUPPLEMENTAL LEASE DATED AUGUST 10, 1998

This Supplemental Lease is made this 10th Day of August, by and between Malibu Vista Partners, a California general partnership, herein called "Lessor," and JAKKS Pacific, Inc., herein called "Lessee."

                                    RECITALS

A. By Lease dated June 18, 1997, Lessor leased to Lessee Suite 226 located on the second floor in Lessor's office building located at 22761 Pacific Coast Highway, Malibu, California.

B. Lessee now desires to add Suite 280, consisting of 2,141 rentable square feet to its existing premises.

                                    AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. The Supplemental Lease term shall end on August 31, 2002, the same expiration date of the original Lease.

2. Lessor shall deliver possession of Suite 280 to Lessee upon the execution of this Supplemental Lease.

3. The base rent for Suite 280 shall be $4,817.25 and shall commence on October 1, 1998, provided tenant improvements referred to in Section 6 are completed by such date. The commencement shall be delayed one day for each day after October 1, 1998 such improvements are not completed.

4. Upon the execution of this Supplemental Lease, Lessee shall pay Lessor the sum of $9,634.50, constituting rent for October 1998, in the amount of $4,817.25 and a security deposit in the amount of $4,817.25, which will be held by Lessor pursuant to the terms of Paragraph 5 of the original Lease.

5. In addition to rent, Lessee shall pay to Lessor its proportionate share of building expenses, which shall be calculated on 2,141 rentable square feet.

6. Lessor shall, at Lessor's sole expense, provide the tenant improvements shown on the attached tenant improvement space plan ("Plan"). Both Lessor and Lessee shall initial the Plan to indicate their approval.

7.      The first annual base year rent increase for Suite 280, as provided in section 1.7 of the Lease, shall become effective September 1, 1999, and shall continue thereafter on each September 1.

8. Lessor is currently obtaining entitlements to build an approximately 10,400 rentable square foot, three story office building on the adjoining lot located at 22751 Pacific Coast Highway. Lessee is hereby granted an option to lease any one or more of the entire floors of 22751 Pacific coast Highway under the following terms and conditions:


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        (a)     At any time after the commencement of construction, Lessor shall notify Lessee in writing of the approximate anticipated completion date and the rent for each of the floors, which shall not exceed $3.00 per rentable square foot. If Lessee, within 60 days after receipt of Lessor's notice, indicates in writing its agreement to lease one or more floors (the "New Space") for a term of 5 years or more, the parties shall enter into a lease in the form of the existing original Lease for the space, which shall include the same annual rent adjustment provision as is contained in the original Lease.

        (b) The Lease for the New Space shall require a security deposit equal to one month's rent.

        (c) Lessee shall receive a $40 per rentable square foot tenant improvement allowance.

        (d) Rent shall commence upon the delivery of possession of the New Space after substantial completion of the tenant improvements.

        (e) Lessee shall have the option by 30 days' written notice to Lessor to terminate its original Lease and/or this Supplemental Lease effective at any time after accepting possession of the New Space, provided, that the square footage of the New Space is equal to or greater than the square footage of the terminated space.

        Except as modified herein, all other terms and conditions of the Lease dated June 18, 1997, are incorporated herein and shall become a part of this Supplemental Lease as though fully set forth herein.



                                    LANDLORD


LANDLORD:                                  TENANT:
Malibu Vista Partners                      JAKKS Pacific, Inc.



By:  /s/ Gil Peled                       By:         /s/ Stephen G. Berman
   -------------------------------          -------------------------------
   Gil Peled, Partner                             Stephen Berman, President
   Date: August 18, 1998                          Date: August 18, 1998